UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/02/2007

MAINSTREET BANKSHARES INC
(Exact name of registrant as specified in its charter)

Commission File Number:  333-86993

VA	54-1956616
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

730 East Church Street, Suite 30, Martinsville, VA 24112
(Address of principal executive offices, including zip code)

276-632-8054
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 8.01.    Other Events

MainStreet BankShares, Inc. ("MainStreet") has two wholly owned subsidiaries, Franklin Community Bank, N.A. ("Franklin Bank") and MainStreet RealEstate, Inc. Larry A. Heaton, President and Chief Executive Officer of MainStreet and Franklin Bank filed a branch application on Monday, April 2, 2007 with the Office of the Comptroller of the Currency ("OCC"). This application is for an additional branch of Franklin Bank to be located at 35 Shepherd Drive, Rocky Mount, Virginia. Franklin Bank will lease an existing building which has been a prior banking facility. The building will come with much of the equipment necessary for operation. Franklin Bank currently has many customers in this area which will provide for them a more convenient location for banking. It will also provide additional opportunity for growth and expansion. It is anticipated that Franklin Bank will open this branch in late second quarter or early third quarter of 2007. Franklin Bank has already been approved by the OCC to open a branch in the Union Hall area of Rocky Mount. It is anticipated that this branch will open in early third quarter of 2007.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAINSTREET BANKSHARES INC

Date: April 05, 2007	By:	/s/ LARRY A. HEATON
LARRY A. HEATON
PRESIDENT/CHIEF EXECUTIVE OFFICER

MAINSTREET BANKSHARES INC

Date: April 05, 2007	By:	/s/ BRENDA H. SMITH
BRENDA H. SMITH
EXECUTIVE VICE PRESIDENT/CHIEF FINANCIAL OFFICER/CORPORATE SECRETARY